SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ARMSTRONG WORLD INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Important Notice of Availability of Proxy Materials for the Shareholder Meeting of

Armstrong World Industries, Inc.

To Be Held On:

Monday, June 23, 2008

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 6/13/08.

Please visit http://www.amstock.com/ProxyServices/ViewMaterials.asp, where the following materials are available for view:

• Notice of Annual Meeting of Shareholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report on Form 10-K

TO REQUEST MATERIAL:	TELEPHONE: 866-668-8562
E-MAIL: info@amstock.com
WEBSITE: http://www.amstock.com/ProxyServices/ViewMaterials.asp
TO VOTE:

ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

- OR -
IN PERSON: You may vote your shares in person by attending the Annual Meeting.
- OR -
TELEPHONE: To vote by telephone, please visit http://www.amstock.com/ProxyServices/ViewMaterials.asp to view the materials and to obtain the toll free number to call.
- OR -
MAIL: You may request a card by following the instructions above.

1.      Election of nine (9) members to the Board of Directors:

NOMINEES:     James J. Gaffney

                            Robert C. Garland

                            Judith R. Haberkorn

                            Michael D. Lockhart

                            James J. O’Connor

                            Russell F. Peppet

                            Arthur J. Pergament

                            John J. Roberts

                            Alexander M. Sanders, Jr.

Please note that you cannot use this notice to vote by mail.

2. Ratification of the appointment of KPMG LLP as the Company’s independent auditor for 2008. 3. Approval of the 2008 Directors Stock Unit Plan.